Exhibit 10.11

PROMISSORY NOTE

Borrower:	Global Defense & National Security Systems, Inc.
11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia

Lender:	Global Defense & National Security Holdings LLC

Principal Amount:	$ 53,995.18

1.	FOR VALUE RECEIVED, Global Defense & National Security Systems, Inc. (the “Company”) promises to pay to Global Defense & National Security Holdings LLC (the “Lender”), at such address as may be provided in writing to the Company, the principal sum of fifty three thousand nine hundred ninety five dollars and eighteen cents ($53,995.18) USD, on a non-interest bearing basis.

2.	This promissory note (the “Note”) will be repaid in full on the earlier of (1) November 24, 2015, or (2) immediately following the consummation of the Company’s initial Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation) (the “Business Combination Trigger”).

3.	Lender has read the final prospectus of the Company dated October 24, 2013 (File No. 333-191195) (the “Prospectus”) and understands that the Company has established a trust fund (the “Trust Fund”) containing the proceeds of the Company’s initial public offering (the “IPO”) initially in the amount of at least Seventy-Two Million Seven Hundred Ninety-Five Thousand Dollars ($72,795,000) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO) and that the Company may disburse monies from the Trust Fund, including any proceeds therefrom, only as provided in the Prospectus. Lender agrees that, notwithstanding any provisions contained in this Note, Lender does not now have, and shall not at any time prior to the closing of a Business Combination, have, any claim to, or make any claim against, the Trust Fund or any asset contained therein, as a result of, in connection with or relating in any way to, this Note, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. The Lender (for itself and on behalf of its affiliates and direct and indirect subsidiaries and stockholders, and its and their respective successors and assigns, and any person or entity claiming by or through the Lender) hereby irrevocably waives any and all rights, titles, interests and claims of any kind that the Lender may have, now or in the future (in each case, however, prior to the consummation of a Business Combination) as a result of, in connection with or relating in any way to, this Note, and shall not take any action or suit, make any claim or demand or seek recovery of any liability or recourse against, the Trust Fund for any reason whatsoever in respect thereof. The Lender agrees and acknowledges that such irrevocable waiver is material to this Note and specifically relied upon by the Company to induce it to enter into this Note. The Lender further intends and understands such waiver to be valid, binding and enforceable under applicable law. To the extent that Lender commences any action or proceeding based upon, as a result of, in connection with or relating in any way to, this Note, which proceeding seeks, in whole or in part, monetary relief against the Company, Lender hereby acknowledges and agrees that its sole remedy prior to the consummation of a Business Combination shall be against the Company’s funds held outside of the Trust Fund and that such claim shall not permit Lender (or any party claiming on Lender’s behalf or in lieu of Lender) to have any claim against the Trust Fund or any amounts contained therein.

4.	No part of this Note may be paid prior to maturity without written consent of the Lender.

5.	This Note will be construed in accordance with and governed by the laws of the State of Delaware.

6.	If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

10.	Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lender.

11.	All costs, expenses and expenditures including, and without limitation, the reasonable legal costs incurred by the Lender in enforcing this Note as a result of any default by the Company, will be added to the principal then outstanding and will immediately be paid by the Company.

12.	This Note will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Company and the Lender. The Company waives presentment for payment, notice of non-payment, protest and notice of protest.

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IN WITNESS WHEREOF, the Company has duly affixed its signature by a duly authorized officer under seal on this 23rd day of October, 2015.

SIGNED, SEALED, AND DELIVERED

this 23rd day of October, 2015

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:
Name: Dale R. Davis
Title: Chief Executive Officer

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